Exhibit 10.5

Form of Confidentiality Agreement

Party A:

Address:

Post code:

Legal representative:

Party B:

Address:

Post code:

ID number:

In accordance with the Labor Law of the People’s Republic of China and other laws and regulations on the protection of business secrets of enterprises, this agreement is made and entered into by and between Party A and Party B through friendly negotiations on an equal footing.

The term “Company” in this Agreement means                 and all its branches and subsidiaries and affiliated companies (collectively referred to as the “Company”).

WHEREAS, Party B recognizes that he in this current position has or will know or have access to the business and technical information of the Company, and such business and technical information is the confidential information and property of the Company and that he will have access to more confidential information from time to time in performing his duties.

WHEREAS, Party B acknowledges that disclosing any such confidential information to the existing or potential competitors of the Company will put the Company in a very unfavorable competitive status and will damage the Company’s business;

THEREFORE, in order to specify the confidentiality obligations of Party B, this confidentiality agreement is made and entered into by and between Party A and Party B under the principle of equality, voluntariness, fairness and good faith. Each party confirms that it has read and understood all the provisions in this agreement before signing on it.

I.                                        Content & Scope

Party A and Party B confirm that Party B is under the obligations of confidentiality to Party A for the business secrets including but not limited to:

1.                                      Technical information: including but not limited to the information technology solutions, engineering design, circuit design, manufacturing methods, recipes, processes, technical indicators, computer software, databases, lab notebooks, test programs, software design and structure, software files, internal documents or other analytical performance reports, test results, drawings, samples, prototypes, models, molds, operation manuals, technical documentation and business correspondence involving trade secrets in relation to the Company’s products and their characteristics and operation modes.

2.                                      Management information: including but not limited to the company’s customer list, marketing plans, purchasing data, pricing policies, private financial information, supply channels, production and marketing strategies, base bid price and bidding document, investment and financing information, partners and details of partnership, and future business plans.

3.                                      The matters in relation to which the Company is under the obligations of confidentiality in accordance with applicable laws or agreements:

•                              the secrets of the opposite party learned during making the relevant agreement;

•                              the matters subject to the obligations of confidentiality under relevant agreement (such as technical contracts, etc.).

4.                                      Other financial, technical and management information of the company that is not made public by Party A.

II.                                   Party B’s obligations

Party B shall undertake the following confidentiality obligations in relation to the business secrets above in Article 1 of this Agreement:

1.                                      Party B shall not pry into the business secrets unrelated to his duty or work.

2.                                      Party B shall not disclose any business secret of Party A to any third party who is not under the obligations of confidentiality;

3.                                      Party B shall not allow (including lend, give as a gift, lease, transfer and dispose of in other ways) or assist any third party who is not under the obligations of confidentiality to use Party A’s business secrets;

4.                                      When Party B realizes any business secret which has leaked out due to any reason or his negligence, he shall take effective measures to prevent further leakage and notify Party A thereof promptly.

III.                              Confidentiality period

Party A and Party B acknowledge that Party B’s confidentiality obligations under this Agreement shall become effective from the date of this Agreement until the relevant business secret is made known to the public (i.e., not a business secret any more). The confidentiality obligations shall remain effective after Party B leaves the Company.

IV.                               Default

Party A and Party B agree that:

(1)                                 If Party B fails to perform the confidentiality obligations under Article 2 of this Agreement, Party B shall take responsibility for the default;

(2)                                 If Party B’s default provided for in the foregoing sentence causes a loss to Party A, Party B shall be responsible for the damages;

(3)                                 (a)                                 Party B shall be responsible for the damages including but not limited to any property or non-property loss of Party A, whether direct or indirect, tangible or intangible;

(b)                                 The damages shall also include the reasonable expenses incurred by Party A for the investigation of Party B’s default;

(4)                                 If Party B’s default infringes Party A’s right in relation to its business secrets, Party A may elect to hold Party B responsible for default in accordance with this Agreement or charge Party B with tort in accordance with relevant laws and regulations.

V.                                    Validity & Amendment

This Agreement is Exhibit A and forms an integral part of the Labor Contract between Party A or a labor dispatch service provider and Party B. Any breach of this Agreement shall be considered as breach of the Labor Contract.

This Agreement shall take effect upon signature and seal of both parties. Any amendment to this Agreement shall not go into force without the written approval of both parties.

Party A:

Authorized representative:

Date:

Party B:

Signature:

Date: